Dynasil Corporation of America

  Limited Power of Attorney for Section 16 Filings

	I, Craig Dunham, of Ithaca, NY, do hereby make, constitute and appoint Patricia M Kehe and Thomas Leonard, and each of them acting individually, my true and lawful attorneys for the purposes hereinafter set forth, effective as of this 22nd day of July 2014.

	References in this limited power of attorney to "my
Attorney" are to each of the persons named above and to the person or persons substituted hereunder pursuant to the power of substitution granted herein.

	I hereby grant to my Attorney, for me and in my name, place and stead, the power:

1.	To execute for and on my behalf, in my behalf, in my
capacity as an officer, director or stockholder of Dynasil Corporation of America, a Delaware corporation (the "Company"), Form 3, Form 4, and Form
5, and all and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder (the "Exchange Act");

2.	To do and to perform any and all acts for and on my
behalf that may be necessary or desirable to complete and execute any such Form 3, Form 4 and Form 5 or any amendment thereto, and to timely file such schedule, form or amendment thereto with the United States
Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

3.	To take any other action of any type whatsoever that,
in the opinion of my Attorney, may be necessary or desirable in connection with the foregoing grant of authority, it being understood that the documents executed by my Attorney pursuant to this limited power of attorney shall be in such form and shall contain such terms and conditions as my Attorney may approve.

      I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor the Company is assuming any of my responsibilities to comply with the Exchange Act.

      This limited power of attorney shall remain in full force and effect until I am no longer required to file any of Form 3, Form 4 or Form 5 with respect to my holdings of, and transactions in, securities of the Company, unless earlier revoked by me in a signed writing delivered to each of my Attorneys and any substitutes therefor, if any. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

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      IN WITNESS WHEREOF, I have hereunto set my hand to this
instrument on the date first above written.





      						/s/ Craig T. Dunham

      						Craig T. Dunham


      New York State ss.:
      Tompkins County

      On this 22 day of July, 2014, before me personally appeared Craig Dunham and executed the foregoing instrument and acknowledged it to be his free act and deed.



/s/ Deborah Leonard
Notary Public

My Commission Expires: July 6, 2015

DEBORAH L. LEONARD
Notary Public - State of New York
No. 01LE6027328
Qualified in Tompkins County
My Commission Expires July 6, 2015